EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST PROVIDES UPDATE ON
RECENT OPERATING PERFORMANCE

DALLAS, June 21, 2022 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) reported today preliminary portfolio occupancy of 72% for the month of May with an average daily rate (“ADR”) of approximately $185 resulting in RevPAR of approximately $132. This RevPAR result represents an approximate increase of 74.9% versus May 2021 and an approximate decrease of 6.8% versus May 2019. Additionally, Hotel Net Income was $18.9 million. Comparable Hotel EBITDA was $36.9 million for the month of May, an approximate 156% increase over May 2021’s Comparable Hotel EBITDA of $14.4 million.
Additionally, for the month of April, preliminary portfolio occupancy was 74% with an ADR of approximately $182, resulting in RevPAR of approximately $134. This RevPAR result represents an approximate increase of 98.6% versus April 2021 and an approximate decrease of 6.7% versus April 2019. Additionally, Hotel Net Income was $18.4 million. Comparable Hotel EBITDA was $36.4 million for the month of April, an approximate 250% increase over April 2021’s Comparable Hotel EBITDA of $10.4 million.
Ashford Trust continues to see solid improvement in its operating performance with April and May Comparable Hotel EBITDA of $73.3 million comparing to $55.9 million Comparable Hotel EBITDA for the entire first quarter 2022. Ashford Trust’s hotel portfolio also generated ample cash to cover debt service levels at the hotel level for the month of June and did not require additional cash from corporate.

“We’re extremely pleased with Ashford Trust’s improving second quarter results,” commented Rob Hays, Ashford Trust’s President and Chief Executive Officer. “With high exposure to both transient leisure and business customers, our high-quality, geographically diverse portfolio is benefiting from increased demand and notable rate increases in many key markets.”
Mr. Hays added, “We are also seeing an acceleration of cash flows at our group hotels and are extremely encouraged that our larger Boston, Nashville, and Washington D.C. urban hotels are coming back strong. For the two-month period of April and May, both the Hilton Boston Back Bay and the Renaissance Nashville hotels had occupancy levels of over 90% and both assets exceeded April and May 2019 RevPAR levels. Additionally, our Marriott Gateway Crystal City, located within minutes of downtown Washington D.C., had April and May occupancy close to 85% while its RevPAR was down less than 10% compared to the same time period in 2019.” Mr. Hays concluded, “We are pleased with the continuing positive momentum in our portfolio and, looking ahead, we believe our portfolio remains well-positioned to capitalize on the continuing recovery in the lodging industry.”
We use certain non-GAAP measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer real estate investment trusts more meaningful. Non-GAAP financial measures, which should not be relied upon as a substitute for GAAP measures, used in this press release are Hotel EBITDA. Please refer to our most recently filed Annual Report on Form 10-K for a more detailed description of how these non-GAAP measures are calculated. The reconciliations of non-GAAP measures to the closest GAAP measures are provided below and provide further details of our results for the period being reported.

The following tables are reconciliations of the Company’s Hotel EBITDA for the months of May 2022, April 2022, May 2021 and April 2021:
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in millions)
(unaudited)

	May 2022	April 2022	May 2021	April 2021
Net income (loss)	$18.9	$18.4	$16.4	$(19.6)
Non-property adjustments	—	—	(21.3)	10.2
Interest expense	0.9	0.8	0.5	0.4
Amortization of loan cost	0.1	0.1	0.1	0.1
Depreciation and amortization	16.7	16.7	18.3	18.4
Non-hotel EBITDA ownership expense	0.3	0.4	0.4	0.9
Comparable Hotel EBITDA	$36.9	$36.4	$14.4	$10.4
________
The above comparable information assumes the 100 hotel properties owned and included in the Company’s operations at May 31, 2022.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
The preliminary estimated results for the months ended May 31, 2022 and April 30, 2022 included in this release, which are the responsibility of management, were prepared by the Company’s management in connection with the preparation of the Company’s financial statements and are based upon preliminary hotel operating results and a number of subjective judgements and assumptions. Additional items that may require adjustments to the Company’s preliminary estimated financial information may be identified and could result in material changes to the Company’s preliminary estimated results. The Company’s closing procedures for the months ended May 31, 2022 and April 30, 2022 are not yet complete and, as a result, the Company’s final results upon completion of the closing procedures may vary from the preliminary estimates set forth above. The Company’s independent registered public accounting firm, BDO USA, LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such preliminary estimated financial information. Further, these preliminary estimated results are not a comprehensive statement or estimate of the Company’s financial condition or operating results for the months ended May 31, 2022 and April 30, 2022. These preliminary estimated results should not be viewed as a substitute for complete quarterly financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) or as a measure of the Company’s performance. In addition, the preliminary estimated financial information is not necessarily indicative of the results to be achieved for any future period. Accordingly, investors are cautioned not to place undue reliance on this preliminary estimated financial information. See the information below under the heading “Forward-Looking Statements” and “Risk Factors” and “Management’s Discussion of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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